Exhibit 99.1

Media Contact:	Jeff Bergau jeff.bergau@arcadiabio.com +1-312-217-0419

ARCADIA BIOSCIENCES ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2015

FINANCIAL RESULTS AND BUSINESS HIGHLIGHTS

DAVIS, Calif. (March 8, 2016) – Arcadia Biosciences, Inc. (Nasdaq: RKDA), an agricultural technology company focused on generating higher yields and improving product quality in plants, today released its financial and business results for the fourth quarter and the full year ended December 31, 2015.

Revenues for the quarter were $1.3 million and for the year were $5.4 million, compared with $2.8 million for the fourth quarter and $7.0 million for the full year 2014. The decrease primarily reflected lower license revenues, as the fourth quarter of 2014 included a major milestone not replicated in the fourth quarter of 2015. Operating expenses for the full years of 2015 and 2014 included $596,000 and $1.7 million in non-cash inventory reserves, respectively, for the company’s GLA safflower oil product.

The company’s loss from operations for both the fourth quarter and the full year of 2015 was greater when compared with the loss from operations for the similar time periods in 2014. Lower revenues and increased operating expenses led to a loss from operations of $4.1 million in the fourth quarter, compared with $1.6 million for the same period in 2014. For the full year, loss from operations was $15.6 million in 2015 compared with a loss from operations of $15.2 million in 2014 as reduced operating expenses partially offset lower revenues for the year.

“While a major financial milestone was not recognized in 2015, we have made multiple advancements for our later-stage products that have the potential to lead to future milestone payments and, ultimately, to commercialization of our pipeline,” said Roger Salameh, Interim President and CEO of Arcadia. “At the same time, we’re maintaining a consistent level of funding for R&D and SG&A to support our growth, while continuing to tightly manage expenses.

“We’re particularly pleased with the regulatory, commercial and intellectual property advancements we’ve made this year and we continue to manage our pipeline to focus on those products and crops that create the greatest value for our grower customers, our commercial partners and our stockholders,” Salameh added.

Business and Technology Update

During the fourth quarter of 2015, Arcadia announced the achievement of the following business and technical milestones:

•

December 2015 – Dow AgroSciences and Arcadia Biosciences Form Strategic Collaboration to Develop and Commercialize Corn Traits.  Arcadia announced a strategic collaboration to develop and commercialize yield and stress traits and trait stacks in corn. The collaboration leverages Arcadia’s leading platform of abiotic stress traits with Dow AgroSciences’ enabling technology platforms, input traits, regulatory capabilities and commercial channels.

•

December 2015 – Arcadia Biosciences and BGI to Create Global Non-GM Genetic Resource for Rice. Arcadia and BGI, the world’s largest genomics organization, announced a collaboration to create an extensive rice genetic resource library to advance food crop research and development.

•

October 2015 – Field Trials Show Average Yield Increases of 19 Percent in Nitrogen Use Efficient Rice. Two years of field trials in Africa with leading lines of Nitrogen Use Efficient (NUE) rice demonstrated an average yield increase of 19 percent over the conventional control lines.

Arcadia Biosciences, Inc.

Financial Snapshot

(In thousands)

	Three Months Ended December 31,			Years Ended December 31,
	2015	2014	% Favorable/	2015	2014	% Favorable/
	(unaudited)	(unaudited)	(Unfavorable)	(unaudited)	(audited)	(Unfavorable)
Total Revenues	1,346	2,798	(52)%	5,414	6,982	(22)%
Total Operating Expenses	5,416	4,428	(22)%	20,977	22,135	5%
Loss From Operations	(4,070)	(1,630)	(150)%	(15,563)	(15,153)	(3)%
Net Loss	(3,857)	(1,988)	(94)%	(17,956)	(18,339)	2%
Net Loss Attributable to Common Stockholders	(3,857)	(3,638)	(6)%	(20,727)	(22,077)	6%

Revenues

In the fourth quarter of 2015, revenues were $1.3 million as compared with revenues of $2.8 million in the fourth quarter of 2014, a 52 percent reduction. The quarter-over-quarter decrease was primarily driven by the timing of license revenues, as a significant financial milestone was achieved in 2014. For the full year of 2015, revenues decreased to $5.4 million from $7.0 million in 2014 primarily because of the milestone achievement in 2014. Additionally, the company had lower revenues from contract research and government grants for the full year in 2015, partially offset by increased product revenues.

Operating Expenses

In the fourth quarter of 2015, operating expenses were $5.4 million, up from $4.4 million in the fourth quarter of 2014, a 22 percent increase. For the full year of 2015, operating expenses were $21.0 million compared with $22.1 million in 2014, a 5 percent improvement. A $1.7 million non-cash inventory reserve was booked in the third quarter of 2014 for the company’s GLA oil product, as compared with a $596,000 adjustment in the fourth quarter of 2015. For the fourth quarter and the full year 2015, lower research and development (R&D) spending was offset by higher selling, general and administrative (SG&A) expenses primarily associated with operating as a public company.

Net Loss

Net loss for the fourth quarter of 2015 was $3.9 million as compared with $2.0 million for the fourth quarter of 2014, a 94 percent quarter-to-quarter increase. Net loss for the full year 2015 was $18.0 million, a 2 percent improvement from the $18.3 million net loss in 2014. The net loss for 2015 included higher interest expense and a loss associated with the retirement of debt, while the 2014 loss included non-cash expenses associated with Arcadia’s Limagrain Cereal Seeds joint venture and adjustments to the value of financing-related derivatives.

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the fourth quarter of 2015 was $3.9 million, or a loss of $0.09 per share, a 6 percent increase from the $3.6 million loss in the fourth quarter of 2014. The net loss for the full year 2015 was $20.7 million, or a loss of $0.73 per share, a 6 percent improvement over the $22.1 million loss in 2014. The net loss attributable to common stockholders included significant non-cash adjustments associated with Series D financing redemption rights and deemed dividends to a warrant holder. The number of shares outstanding used to calculate the per-share losses attributable to common stockholders in 2015 is weighted and reflects the company’s IPO in May 2015.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, March 8, to discuss fourth-quarter and annual results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:	+1-855-546-9560
International Dial-In:	+1-412-455-6124
Passcode:	50115878

A live webcast of the conference call will be available on the “Investors” section of the Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to components of the company’s long-term financial success; the company's traits, commercial products, and collaborations; and the company’s ability to manage the regulatory processes for its traits and commercial products. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ ability to develop commercial products incorporating its traits and to complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and additional information that will be set forth in its Form 10-K for the year ended December 31, 2015. These documents are on the SEC Filings section of the “Investors” section of the company’s website at www.arcadiabio.com.  All information provided in this release and in the attachments is as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

About Arcadia Biosciences, Inc.

Based in Davis, Calif., with additional facilities in Seattle, Wash. and Phoenix, Ariz., Arcadia Biosciences (Nasdaq: RKDA) develops agricultural products that create added value for farmers while benefitting the environment and enhancing human health. Arcadia’s agronomic performance traits, including Nitrogen Use Efficiency, Water Use Efficiency, Salinity Tolerance, Heat Tolerance and Herbicide Tolerance, are all aimed at making agricultural production more economically efficient and environmentally sound. Arcadia’s nutrition traits and products are aimed at creating healthier ingredients and whole foods with lower production costs. The company was previously listed in the Global Cleantech 100 and has been named one of MIT Technology Review's 50 Smartest Companies. For more information, visit www.arcadiabio.com.

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share data)

Arcadia Biosciences, Inc.

	As of December 31,
	2015	2014
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$23,973	$16,571
Short-term investments	26,270	—
Accounts receivable	706	1,042
Unbilled revenue	82	380
Inventories — current	294	424
Prepaid expenses and other current assets	692	278
Total current assets	52,017	18,695
Property and equipment, net	585	728
Inventories — noncurrent	1,867	2,149
Cost method investment	-	500
Long-term investments	19,748	-
Other noncurrent assets	25	2,817
Total assets	$74,242	$24,889
Liabilities, redeemable and convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:	$—	$—
Accounts payable and accrued expenses	2,423	3,197
Amounts due to related parties	19	56
Promissory notes — current	—	1,055
Convertible promissory notes	—	4,551
Unearned revenue — current	1,008	830
Derivative liabilities related to convertible promissory notes	—	1,580
Total current liabilities	3,450	11,269
Notes payable	24,930	-
Note payable to related party	—	8,000
Promissory notes — noncurrent	—	869
Unearned revenue — noncurrent	2,637	3,636
Other noncurrent liabilities	3,000	3,000
Total liabilities	$34,017	$26,774
Redeemable convertible preferred stock, no par value—0 and 10,553,770 shares authorized as of December 31, 2015 and December 31, 2014; 0 and 9,587,764 issued and outstanding as of December 31, 2015 and December 31, 2014	—	34,098
Convertible preferred stock, no par value—0 and 94,586,346 shares authorized as of December 31, 2015 and December 31, 2014; 0 and 23,385,029 issued and outstanding as of December 31, 2015 and December 31, 2014	—	48,783
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value—20,000,000 and 0 shares authorized as of December 31, 2015 and December 31, 2014; no shares issued and outstanding as of December 31, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value—400,000,000 and 140,000,000 shares authorized as of December 31, 2015 and December 31, 2014; 44,184,195 and 2,074,030 shares issued and outstanding as of December 31, 2015 and December 31, 2014	44	—
Additional paid-in capital	172,222	29,204
Accumulated deficit	(131,926)	(113,970)
Accumulated other comprehensive loss	(115)	-
Total stockholders’ equity (deficit)	40,225	(84,766)
Total liabilities, redeemable and convertible preferred stock and stockholders’ equity (deficit)	$74,242	$24,889

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues:
Product	$83	$89	$466	$355
License	443	1,863	1,216	2,325
Contract research and government grants	820	846	3,732	4,302
Total revenues	1,346	2,798	5,414	6,982
Operating expenses:
Cost of product revenues	669	65	892	1,997
Research and development	1,869	2,070	8,966	10,012
Selling, general and administrative	2,878	2,293	11,119	10,126
Total operating expenses	5,416	4,428	20,977	22,135
Loss from operations	(4,070)	(1,630)	(15,563)	(15,153)
Interest expense	(650)	(346)	(2,658)	(1,394)
Other income (expense), net	897	16	521	(597)
Loss on extinguishment of debt	(230)	—	(230)	—
Net loss before income taxes and equity in loss of unconsolidated entity	(4,053)	(1,960)	(17,930)	(17,144)
Income tax benefit (provision)	196	(28)	(26)	(263)
Equity in loss of unconsolidated entity	—	—	—	(932)
Net loss	(3,857)	(1,988)	(17,956)	(18,339)
Accretion of redeemable convertible preferred stock to redemption value	—	(1,650)	(2,574)	(3,738)
Deemed dividends to warrant holder	—	—	(197)	—
Net loss attributable to common stockholders	$(3,857)	$(3,638)	$(20,727)	$(22,077)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.09)	$(1.76)	$(0.73)	$(10.71)
Weighted-average number of shares used in per share calculations:
Basic and diluted	44,110,791	2,070,051	28,559,119	2,061,278
Other comprehensive loss, net of tax
Unrealized losses on available-for-sale securities	(115)	—	(115)	—
Other comprehensive loss	(115)	—	(115)	—
Comprehensive loss attributable to common stockholders	$(3,972)	$(3,638)	$(20,842)	$(22,077)

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Years Ended December 31,
	2015	2014
	(unaudited)	(audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(17,956)	$(18,339)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	294	358
(Gain)Loss on disposal of equipment	(10)	3
Net amortization of investment premium	85	—
Payment of research and develop fees with cost investment	500	—
Equity in loss of unconsolidated entity	—	932
Loss related to amendment of Bioceres funding agreement	—	1,450
Stock-based compensation	1,392	976
Common stock warrants issued for services	—	93
Change in fair value of derivative liabilities related to convertible promissory notes	9	611
Gain on expiration of warrant and derivative liability related to notes payable upon IPO	(437)	—
Accretion of debt discount	837	468
Loss on extinguishment of debt	230	—
Changes in operating assets and liabilities:
Accounts receivable	336	(393)
Amounts due from related parties	—	100
Unbilled revenue	298	(105)
Inventories	412	412
Prepaid expenses and other current assets	(415)	(27)
Other noncurrent assets	49	8
Accounts payable and accrued expenses	125	(216)
Amounts due to related parties	(37)	(140)
Unearned revenue	(821)	(978)
Net cash used in operating activities	(15,109)	(14,787)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cost method investment	—	(1,450)
Proceeds from sale of property and equipment	10	7
Purchases of property and equipment	(151)	(148)
Purchases of investments	(48,719)	—
Proceeds from sales of investments	2,500	—
Net cash used in investing activities	(46,360)	(1,591)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon IPO	68,227	—
Payments of IPO issuance costs	(8,205)	(1,594)
Proceeds from issuance of notes payable	45,000	—
Payments of debt issuance costs	(1,319)	—
Payments of debt extinguishment costs	(396)	—
Proceeds from exercise of stock options	360	19
Proceeds from issuance of redeemable convertible preferred stock and common stock warrants, net of issuance costs	—	32,845
Payments on notes payable to related party	(8,000)	—
Payments on notes payable and convertible promissory notes	(26,796)	(1,084)
Capital lease payments	—	(72)
Net cash provided by financing activities	68,871	30,114
Net increase in cash and cash equivalents	7,402	13,736
Cash and cash equivalents — beginning of period	16,571	2,835
Cash and cash equivalents — end of period	$23,973	$16,571
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$2,050	$736
Cash paid for income taxes	$149	$103
NONCASH INVESTING AND FINANCING ACTIVITIES:
Accretion of redeemable convertible preferred stock	$2,574	$3,738
Debt issuance costs included in accounts payable and accrued expenses	$46	$—
Deferred offering costs included in accounts payable and accrued expenses	$—	$1,165
Reclassification of deferred IPO costs to equity	$5,022	$—
Deemed dividend to common stock warrant holder	$197	$—
Issuance of warrants and derivatives in connection with notes payable issuance	$437	$—
Stock option exercise cost included in accounts receivable	$1	$—
Conversion of preferred stock to common stock upon IPO	$85,455	$—

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